EXHIBIT 99.j.2



                                EXHIBIT 23(J)(2)
                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



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                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

         We consent to the reference to our firm under the heading "Legal Counsel and Independent Certified Public Accountants" in the Statement of Additional Information included in the Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A for IDEX Mutual Funds (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    SUTHERLAND ASBILL & BRENNAN LLP

                                    By: /s/ KIMBERLY J. SMITH
                                        -----------------------
                                        Kimberly J. Smith, Esq.


Washington, D.C.
February 28, 2001